EXHIBIT 11.1

                                                    TEKELEC
                                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                                                Three Months Ended        Six Months Ended
                         PRIMARY                                     June 30,                  June 30,
          (thousands, except per share data)                  ----------------------   ----------------------
                                                                 1997        1996         1997        1996
                                                              ----------  ----------   ----------  ----------

Net income (loss) ..........................................  $    3,370  $   (1,412)  $    4,998  $   (5,380)
                                                              ==========  ==========   ==========  ==========

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period ..................................      24,928      23,434       24,676      23,354

Weighted average (incremental) common share equivalent after considering the effects of options exercised and canceled
during the period and after assumed repurchase of treasury
shares--treasury
stock method ...............................................       2,660        --          2,492        --
                                                              ----------  ----------   ----------  ----------
                                                                  27,588      23,434       27,168      23,354
                                                              ==========  ==========   ==========  ==========

Earnings (Loss) per share ..................................  $     0.12  $    (0.06)  $     0.18  $    (0.23)
                                                              ==========  ==========   ==========  ==========
                                                                Three Months Ended        Six Months Ended
                        FULLY DILUTED                                June 30,                 June 30,
             (thousands, except per share data)               ----------------------   ----------------------
                                                                 1997        1996         1997        1996
                                                              ----------  ----------   ----------  ----------

Net income (loss) ..........................................  $    3,370  $   (1,412)  $    4,998  $   (5,380)
                                                              ==========  ==========   ==========  ==========

Basis for computation of fully diluted earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period ..................................      24,928      23,434       24,676      23,354

Weighted average (incremental) common share equivalent after considering the effects of options exercised and canceled
during the period and after assumed repurchase of treasury
shares -- treasury
stock method ...............................................       3,164        --          3,284        --
                                                              ----------  ----------   ----------  ----------
                                                                  28,092      23,434       27,960      23,354
                                                              ==========  ==========   ==========  ==========

Earnings (Loss) per share ..................................  $     0.12  $    (0.06)  $     0.18  $    (0.23)
                                                              ==========  ==========   ==========  ==========